EX-32.2 SECTION 906 CERTIFICATIONS


                                                                    Exhibit 32.2


                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Annual Report of Nova Oil, Inc., a Nevada corporation (the "Company"), on Form 10-KSB for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission (the "Report"), Arthur P. Dammarell, Jr., Treasurer and Principal Financial Officer of the Company, does hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 10, 2006                      /s/ARTHUR P. DAMMARELL, JR.
                                          ---------------------------
                                          Arthur P. Dammarell, Jr.
                                          Treasurer, Director and Principal
                                          Financial Officer


[A signed original of this written statement required by Section 906 has been provided to Nova Oil, Inc. and will be retained by Nova Oil, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]